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                                                                 EXHIBIT 23.11.1

                         [DELOITTE & TOUCHE LETTERHEAD]


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of AIMCO Properties, L.P. on Form S-4 of our report dated February 17, 1998 (March 17, 1998 with respect to Note G), on the financial statements of HCW Pension Real Estate Fund Limited Partnership as of December 31, 1997 and for each of the two years in the period ended December 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.




DELOITTE & TOUCHE LLP

Greenville, South Carolina
October 23, 1998